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                                                                    Exhibit 99.1


                                                          NEWS RELEASE
[LAKES LOGO]                                              LAKES GAMING, INC.
                                                          130 CHESHIRE LANE
                                                          MINNETONKA, MN  55305
LAKES GAMING, INC.                                        952-449-9092
                                                          952-449-9353 (FAX)
                                                          WWW.LAKESGAMING.COM
                                                          TRADED: NASDAQ "LACO"

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FOR FURTHER INFORMATION CONTACT:
Timothy J. Cope 952-449-7030
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FOR IMMEDIATE RELEASE:
Monday, December 31, 2001


               LAKES GAMING ANNOUNCES LAS VEGAS LAND TRANSACTIONS


MINNEAPOLIS, MONDAY, DECEMBER 31, 2001 - LAKES GAMING, INC. (NASDAQ "LACO") today announced the sale of the Polo Plaza shopping center property in Las Vegas, Nevada to Metroflag Polo, LLC. In conjunction with this sale, Lakes also sold to a related entity, Metroflag BP, LLC, rights to the adjacent Travelodge property in Las Vegas consisting of a long-term land lease and a motel operation. The sale price for this combined transaction, which closed on December 28, 2001, was approximately $31.8 million.

Terms of the transaction include a $1 million down payment, a note to Lakes in the amount of $23.3 million payable on September 30, 2002, and a second note payable to Lakes in the amount of $7.5 million due on June 30, 2004. Lakes' collateral for the two notes is the property and lease rights described above which would revert back to Lakes in the event of default by Metroflag. The transaction was closed subject to certain administrative post-closing conditions that must be satisfied within six months after the closing. If the conditions are not satisfied or waived by Metroflag within the prescribed period, Metroflag has the right to require Lakes to repurchase the properties.

Lakes continues to own the Shark Club property which is an approximate 3.4 acre undeveloped site adjacent to the Polo Plaza shopping center and Travelodge sites. Lakes is currently in negotiations with a joint venture partner to develop this site for an upscale time-share project. It is contemplated that Lakes will contribute the property, valued at $16 million, and be required to make no other material contributions of cash or property to the project. Lakes has written down the Shark Club site to the estimated $16 million market value during the fourth quarter of 2001. Further, the option to purchase the adjacent Cable property for $39.1 million was allowed to lapse during 2001.


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As a result of these transactions, Lakes incurred a combined one-time pre-tax charge of approximately $26.5 million during the fourth quarter of 2001. Due to this loss, Lakes recognized a tax benefit of approximately $10 million in the same period.

Lyle Berman, Chairman, CEO and President of Lakes, stated, "This transaction has allowed us to monetize a portion of our investment in property on the Las Vegas strip. The sale will provide resources that are currently planned to be used in our primary business, which is Indian gaming."

Lakes Gaming, Inc. currently manages Grand Casino Coushatta, which is the largest casino resort in Louisiana, under a management contract that expires in January, 2002. The Company has also entered into development and management agreements with four separate tribes for four new casino operations, one in Michigan, two in California and one with the Nipmuc Nation on the East Coast. In addition, the Company has agreements for the development of one additional casino on Indian owned land in California through a joint venture with MRD Gaming. Lakes Gaming, Inc. common shares are traded on the Nasdaq National Market under the trading symbol "LACO".





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The Private Securities Litigation Reform Act of 1995 provides a "safe harbor"
for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by the Company) contains statements that are forward-looking, such as statements relating to plan for future expansion and other business development activities as well as other capital spending, financing sources and the effects of regulation (including gaming and tax regulation) and competition. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company. These risks and uncertainties include, but are not limited to, those relating to development and construction activities, dependence on existing management, domestic or global economic conditions, activities of competitors and the presence of new or additional competition, fluctuations and changes in customer preferences and attitudes, changes in federal or state tax laws of the administration of such laws and changes in gaming laws or regulations (including the legalization of gaming in certain jurisdictions). For more information, review the Company's filings with the Securities and Exchange Commission.
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